EXHIBIT 10.28


                              EMPLOYMENT AGREEMENT


      This EMPLOYMENT AGREEMENT (the "Agreement") is made as of September 1, 2005, between Gateway International Holdings, Inc., a corporation organized under the laws of the State of Nevada (the "Company"), and Jitu Banker (the "Executive").

      NOW, THEREFORE, the Company and Executive hereby agree as follows:

1.    EMPLOYMENT.

      1.1 General. The Company hereby employs Executive in the capacity of Chief Financial Officer of the Company commencing with the Effective Date (as defined in Section 2). Executive hereby accepts such employment, upon the terms and subject to the conditions herein contained.

      1.2 Duties. During Executive's employment with the Company, Executive shall report directly to the Company's Chief Executive Officer and shall be responsible for performing those duties consistent with the position of Chief Financial Officer and as may from time to time be reasonably assigned to or requested of Executive by the Company's Chief Executive Officer. Executive shall use his reasonable efforts to perform faithfully and effectively such responsibilities. Executive shall conduct all of his activities in a manner so as to maintain and promote the business and reputation of the Company.

      1.3 Full-Time Position. Executive, during his employment with the Company, shall devote all of his business time, attention and skills to the business and affairs of the Company. Executive shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Chief Executive Officer of the Company; provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in passive investments in business entities which are not in competition with the Company or its affiliates.

      1.4 Business Opportunity. Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. Should Executive discover a business opportunity that does not relate to the current or anticipated future business of the Company, he shall first offer such opportunity to the Company. Should the Board of Directors of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then Executive, with the consent of the Board of Directors, may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement. Further, Executive may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

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      1.5 Representations of Executive. To induce the Company to enter into this
Agreement, Executive represents and warrants to the Company that as of the Effective Date (a) Executive will not be a party or subject to any employment agreement or arrangement with any other person, firm, company, corporation or other business entity, (b) Executive will not be subject to restraint, limitation or restriction by virtue of any agreement or arrangement, or by virtue of any law or rule of law or otherwise which would impair Executive's right or ability to (i) enter the employ of the Company, or (ii) perform fully his duties and obligations pursuant to this Agreement, and (c) to the best of Executive's knowledge no material litigation is pending or threatened against any business or business entity owned or controlled or formerly owned or controlled by Executive.

      1.6 Location of Employment. Executive's principal place of employment during his employment with the Company shall be in Orange County, California.

2. TERM. The term of this Agreement shall commence on September 1, 2005 (the "Effective Date"). The initial term of this Agreement (the "Initial Term") shall be for a period commencing on the Effective Date and shall continue for a period of three (3) year from the date hereof, unless sooner terminated as provided in
Section 4.1. Thereafter, this Agreement shall automatically renew for successive one year terms unless either party shall have given written notice to the other party not less than 60 days prior to the expiration of the Initial Term or any successive term of its intent not to renew this Agreement (the Initial Term, together with any subsequent employment period or periods, being referred to herein as the "Term").

3. COMPENSATION AND BENEFITS.

      3.1 Salary. The Company shall pay to Executive, and Executive shall accept, as full compensation for any and all services rendered and to be rendered by him to the Company in all capacities during the Term of his employment under this Agreement, a base salary at the monthly rate of $13,000 ("Base Salary"), payable in accordance with the regular payroll practices of the Company.

      3.2 Employee Benefits. The Executive shall be entitled to participate in tax-qualified and nonqualified deferred compensation and retirement plans, group term life insurance plans, short-term and long-term disability plans, employee benefit plans, practices, and programs maintained by the company and made available to similarly situated executives generally, and as may be in effect from time to time. Executive also shall be entitled to reimbursement of reasonable automobile expenses, including repairs, gas and insurance and cellular phone bills.

      3.3 Vacation. Executive shall be entitled to paid vacation in accordance with the Company's standard vacation policies, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies.

      3.4 Business Expenses. The Company shall reimburse Executive for any and all necessary, customary and usual business expenses, properly receipted in accordance with Company policies reasonably incurred by Executive on behalf of the Company.

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

      3.5  Withholding.   All   compensation   shall  be  subject  to  customary
withholding tax and other employment taxes as are required with respect to compensation paid by a corporation to an employee.

      3.6 Signing Bonus. Upon execution hereof, the Company shall issue to the Executive 300,000 restricted shares of the Company's common stock as a signing bonus (the "Signing Bonus"). This Signing Bonus is offered in anticipation of the contributions Executive has previously made on behalf of the Company and will make to the Company during the Initial Term.

4. TERMINATION OF EMPLOYMENT.

      4.1 Events of Termination. Executive's employment with the Company shall terminate upon the occurrence of any one or more of the following events:

            4.1.1  Death.  In  the  event  of  Executive's  death,   Executive's
employment shall terminate on the date of death.

            4.1.2 Disability. In the event of Executive's Disability (as hereinafter defined), the Company shall have the option to terminate Executive's employment by giving a notice of termination to Executive. The notice of termination shall specify the date of termination, which date shall not be earlier than thirty (30) days after the notice of termination is given. For purposes of this Agreement, "Disability" shall mean a physical or mental impairment which substantially limits a major life activity of Executive and which renders Executive unable to perform the essential functions of his position, even with reasonable accommodation which does not impose an undue hardship on the Company, which condition continues for more than 120 consecutive days or more than 180 days out of 365 consecutive days. The Board of Directors shall have the right, in good faith, to make the determination of Disability under this Agreement based upon information supplied by Executive and/or his medical personnel, as well as information from medical personnel (or others) selected by the Company or its insurers.

            4.1.3 Termination by the Company for Cause. The Company may, at its option, terminate Executive's employment for Cause (as hereinafter defined), based on objective factors determined in good faith by a majority of the Board of Directors, by giving a notice of termination to Executive specifying the reasons for termination and, if Executive shall fail to cure same within ten
(10) days of his receiving the notice of termination, his Employment shall terminate at the end of such 10-day period; provided that in the event the Board of Directors in good faith determines that the underlying reasons giving rise to such determination cannot be cured, then said cure period shall not apply and Executive's employment shall terminate on the date of Executive's receipt of the notice of termination. "Cause" shall mean (a) Executive's conviction of, guilty or "no contest" plea to, or confession of guilt of a felony, or (b) a willful act by Executive which constitutes gross misconduct and which is materially injurious to the Company, including, but not limited to, theft, fraud or other illegal conduct.

            4.1.4 Termination by Executive. Executive may terminate Executive's employment for any reason whatsoever by giving written notice of termination to the Company. Executive's employment shall terminate on the earlier of (a) the date, following the date of the notice of termination, upon which a suitable replacement for Executive is found by the Company or (b) sixty (60) days after the date of receipt by the Company of the notice of termination.

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

      4.2 Certain Obligations of the Company Following Termination of Executive's Employment. Following the termination of Executive's employment under the circumstances described below, the Company shall pay to Executive in accordance with its regular payroll practices the following compensation and provide the following benefits:

            4.2.1 Death. In the event that Executive's employment is terminated by reason of Executive's death, Executive's estate shall be entitled to the following payments:

                  (a) Base Salary  through the date  Executive's  employment  is terminated;

                  (b) Any additional  compensation prorated to the date of death of Executive; and

                  (c) The Company shall pay to  Executive's  estate the amounts, and shall provide all benefits generally available under the employee benefit plans, policies and practices of the Company, determined in accordance with the applicable terms and provisions of such plans, policies and practices in each case, as accrued to the date of termination or otherwise payable as a consequence of Executive's death.

            4.2.2 Disability. In the event that Executive's employment is terminated by reason of Executive's Disability, Executive shall be entitled to the following payments:

                  (a) Base Salary  through the date  Executive's  employment  is terminated;

                  (b) Any additional compensation, prorated to the date of Executive's termination due to Executive's Disability; and

                  (c) The Company  shall pay to Executive  the amounts and shall provide all benefits generally available under the employee benefit plans, policies and practices of the Company, determined in accordance with the applicable terms and provisions of such plans, policies and practices in each case, as accrued to the date of termination or otherwise payable as a consequence of Executive's Disability.

            4.2.3 Reserved.

            4.2.4 Termination by Executive or by the Company for Cause. In the event Executive's employment is terminated by Executive pursuant to Section
4.1.4 hereof  ("Termination by Executive") or by the Company pursuant to Section
4.1.3 hereof ("Termination by the Company for Cause"), Executive shall be entitled to no further compensation or other benefits under this Agreement except as to that portion of any unpaid Base Salary and other benefits accrued and earned by him hereunder, up to and including the effective date of such termination. In addition, Executive shall be entitled to receive any additional compensation earned but not yet paid with respect only to any fiscal year prior to the fiscal year of termination.

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

      4.3 Nature of Payments. All amounts to be paid by the Company to Executive pursuant to this Section 4 are considered by the parties to be severance payments. In the event such payments are treated as damages, it is expressly acknowledged by the parties that damages to Executive for termination of employment would be difficult to ascertain and the above amounts are reasonable estimates thereof.

      4.4 Duties Upon Termination. Upon termination of Executive's employment with the Company pursuant to Sections 4.1.1 through 4.1.4 hereof or upon expiration of the Term, Executive shall be released from any duties and obligations hereunder (except those duties and obligations set forth in Section
5). Upon termination of Executive's employment with the Company pursuant to Sections 4.1.1 through 4.1.4 hereof, the obligations of the Company to Executive shall be as set forth in Section 4.2 hereof.

5. RESTRICTIVE COVENANTS.

      5.1 Executive acknowledges that (i) he has a major responsibility for the operation, administration, development and growth of the Company's business,
(ii) his work for the Company has brought him and will continue to bring him into close contact with confidential information of the Company and its customers, and (iii) the agreements and covenants contained in this Section 5 are essential to protect the business interest of the Company and that the Company will not enter into this Agreement but for such agreements and covenants. Accordingly, the Executive covenants and agrees as follows:

            5.1.1 Except as otherwise provided for in this Agreement, during the Term of this Agreement and for a period of twelve (12) months following the termination of this Agreement (the "Termination Period"), Executive shall not, directly or indirectly, compete with respect to any services or products of the Company which are either offered or are being developed by the Company; or, without limiting the generality of the foregoing, be or become, or agree to be or become, interested in or associated with, in any capacity (whether as a partner, shareholder, owner, officer, director, executive, principal, agent, creditor, trustee, consultant, co-venturer or otherwise) with any individual, corporation, firm, association, partnership, joint venture or other business entity, which competes with respect to any services or products of the Company which are either offered or are being developed by the Company; provided, however, that Executive may own, solely as an investment, not more than one percent (1%) of any class of securities of any publicly held corporation in competition with the Company whose securities are traded on any national securities exchange in the United States of America.

            5.1.2 During the Term of this Agreement and during the Termination Period, Executive shall not, directly or indirectly, (i) induce or attempt to influence any employee of the Company to leave its employ, (ii) aid or agree to aid any competitor, customer or supplier of the Company in any attempt to hire any person who shall have been employed by the Company within the twelve (12) month period preceding such requested aid, or (iii) induce or attempt to influence any person or business entity who was a customer or supplier of the Company during any portion of said period to transact business with a competitor of the Company in Company's business.

            5.1.3 During the Term of this Agreement, the Termination Period, if applicable, and thereafter, Executive shall not other than in the performance of his duties disclose to anyone any information about the affairs of the Company, including, without limitation, trade secrets, trade "know-how", inventions, customer lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers or customers, sales, profits or other financial information, which is confidential to the Company or is not generally known in the relevant trade, nor shall Executive make use of any such information for his own benefit. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement.

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

            5.1.4 Executive hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Executive hereby assigns to the Company any rights that he may have in any such trade secret or proprietary information.

      5.2 If Executive breaches, or threatens to commit a breach of Section 5.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

            5.2.1 Executive shall account for and pay over to the Company all compensation, profits, and other benefits, after taxes, which inure to Executive's benefit which are derived or received by Executive or any person or business entity controlled by Executive resulting from any action or transactions constituting a breach of any of the Restrictive Covenants.

            5.2.2 Notwithstanding the provisions of subsection 5.2.1 above, Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of Section 5, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

      5.3 If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid or unenforceable portions. Without limiting the generality of the foregoing, if any of the Restrictive Covenants, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such termination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

      5.4 The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. In the event that the courts of any one or more of such jurisdictions shall hold such Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdictions within the geographical scope of such Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

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6. MISCELLANEOUS PROVISIONS.

      6.1 Severability. If in any jurisdiction any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

      6.2 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      6.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand, or when delivered if mailed by registered or certified mail or private courier service, postage prepaid, return receipt requested or via facsimile (with written confirmation of receipt) as follows:

                  If to Executive:  Jitu Banker
                                    36 Rimini
                                    Mission Viejo, CA 92692
                                    Facsimile: 949/595-0219

                 If to the Company: Gateway International Holdings, Inc.
                                    3840 East Eagle Drive
                                    Anaheim, CA 92807
                                    Facsimile:
                                    Attn.: Chief Executive Officer

or to such other address as a party hereto shall have designated by like notice to the other party hereto.

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

      6.4 Amendment. No provision of this Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by the Company and Executive.

      6.5 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof.

      6.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be wholly performed therein without regard to its conflicts or choice of law provisions.

      6.7 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

      6.8 Binding Effect; Successors and Assigns. Executive may not delegate his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

      6.9 Waiver, etc. The failure of either of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

      6.10 Representations and Warranties. Executive and the Company hereby represent and warrant to the other that: (a) he or it has full power, authority and capacity to execute and deliver this Agreement and to perform his or its obligations hereunder, (b) such execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he or it is a party or he or it is otherwise bound and (c) this Agreement is his or its valid and binding obligation in accordance with its terms.

      6.11 Enforcement. Except as otherwise provided herein, if any party institutes legal action or other dispute resolution proceedings to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be awarded reasonable attorneys' fees at all levels of the proceeding, and the expenses and costs incurred by such prevailing party in connection therewith.

      6.12 Arbitration. The parties agree to arbitrate any disputes arising under this Agreement in as expeditious a manner as possible through the commercial rules of the American Arbitration Association in the County of Orange, California, or such other place that is mutually agreed upon by the parties. Further, the parties hereby waive any objection based on personal jurisdiction, venue or forum non-conveniens in any arbitration or action brought under this Agreement. The decision and award rendered by the arbitrators shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof.

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

      6.13 Continuing Effect. Where the context of this Agreement requires, the respective rights and obligations of the parties shall survive any termination or expiration of the term of this Agreement.

      6.14 Construction. Both parties have cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

      6.15 Expenses. Each party to this Agreement agrees to bear his or its own expenses in connection with the negotiation and execution of this Agreement.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                    "COMPANY"

                                    GATEWAY INTERNATIONAL HOLDINGS, INC.,
                                    a Nevada corporation


                                    By:     /s/ Larry Consalvi
                                       -----------------------------------------
                                     Name:    Larry Consalvi
                                          --------------------------------------
                                     Title:   CEO
                                           -------------------------------------

                                     "EXECUTIVE"

                                                 /s/ Jitu Banker
                                      ------------------------------------------
                                      Jitu Banker




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